GREENLIGHT RE ANNOUNCES
FOURTH QUARTER AND YEAR END 2008 FINANCIAL RESULTS

GRAND CAYMAN, Cayman Islands (February 23, 2009) - Greenlight Capital Re, Ltd. (NASDAQ: GLRE) today announced financial results for the fourth quarter and year ended December 31, 2008.  Greenlight Re reported a net loss of $31.3 million for the fourth quarter of 2008 compared to net income of $29.2 million for the same period in 2007.  The net loss per share was $0.87 for the fourth quarter of 2008, compared to net income per share of $0.80, on a fully diluted basis, for the same period in 2007.

Fully diluted book value per share was $13.39 as of December 31, 2008, a 19.2% decrease from $16.57 per share as of December 31, 2007.

For the year ended December 31, 2008, the net loss was $120.9 million compared to net income of $35.3 million for the full year in 2007.  The net loss per share for the year was $3.36, compared to net earnings per share of $1.15, on a fully diluted basis, for the same period in 2007.

“2008 presented a soft reinsurance market and a challenging investment environment.  While we were disappointed with the investment result, our underwriting portfolio performed well,” said David Einhorn, Chairman of the Board of Directors of Greenlight Re.  “Our conservative balance sheet affords us a good opportunity to take advantage of the dislocations that are now occurring in a hardening reinsurance market and in the capital markets.”

Greenlight Re’s financial and operating highlights for the fourth quarter and year ended December 31, 2008 include the following:

•
Gross written premiums in the fourth quarter were $28.6 million compared to $3.9 million in the fourth quarter of 2007, while net earned premiums were $34.2 million compared to $21.4 million.  For the full year 2008, gross premiums written were $162.4 million compared to $127.1 million in 2007, while net earned premiums were $114.9 million compared to $98.0 in 2007.

•	The combined ratio for 2008 was 96.5% compared to 92.2% for 2007.

•
Net investment loss reported in the fourth quarter was $33.3 million, a loss of 5.3% on the investment portfolio, compared to net investment income of $26.9 million in the fourth quarter of 2007, a 4.2% gain.  For the full year 2008, the net investment loss was $126.1 million, a 17.6% loss for the year, compared to net investment income of $27.6 million, a 5.9% gain in 2007.

“In 2008, we further established and diversified our frequency-oriented underwriting portfolio by strengthening the partnerships with our clients,” said Len Goldberg, Chief Executive Officer of Greenlight Re.  “In addition, we are already seeing a significant increase in frequency business opportunities that could fit well into our portfolio.  With the industry attracting very little fresh capital to replace losses, clients and prospective clients are turning to Greenlight Re, with our unlevered balance sheet and innovative approach to reinsurance, as a solution to help reduce strain caused by the events of 2008.”

Conference Call Details

Greenlight Re will hold a live conference call to discuss its financial results for the fourth quarter and year ended December 31, 2008 on Tuesday, February 24, 2009 at 9:00 a.m. Eastern time.  To participate, please dial in to the conference call at (877) 362-3812 (domestic) or (706) 634-9925 (international), access code 85444469.  The conference call topic is Greenlight Re Earnings Conference Call.

A telephone replay of the call will be available from 11:00 a.m. Eastern time on February 24, 2009 until 11:59 p.m. Eastern time on March 10, 2009.  The replay of the call may be accessed by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), access code 85444469. An audio file of the call will also be available on the Company’s website.

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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our annual report on Form 10-K filed with the Securities Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Greenlight Capital Re, Ltd.
Greenlight Re (www.greenlightre.ky) is a specialty property and casualty reinsurance company based in the Cayman Islands.  The Company provides a variety of custom-tailored reinsurance solutions to the insurance, risk retention group, captive and financial marketplaces.  Established in 2004, Greenlight Re selectively offers customized reinsurance solutions in markets where capacity and alternatives are limited.  With a focus on deriving superior returns from both sides of the balance sheet, Greenlight Re’s assets are managed according to a value-oriented equity-focused strategy that complements the Company’s business goal of long-term growth in book value per share.

Contact:
Alex Stanton
Stanton Crenshaw Communications
(212) 780-0701
alex@stantoncrenshaw.com

GREENLIGHT CAPITAL RE, LTD.
CONSOLIDATED BALANCE SHEETS

December 31, 2008 and 2007
(expressed in thousands of U.S. dollars, except per share and share amounts)

	2008	2007
Assets
Investments in securities
Debt securities, trading, at fair value	$70,214	$1,520
Equity securities, trading, at fair value	409,329	570,440
Other investments, at fair value	14,423	18,576
Total investments in securities	493,966	590,536
Cash and cash equivalents	94,144	64,192
Restricted cash and cash equivalents	248,330	371,607
Financial contracts receivable, at fair value	21,419	222
Reinsurance balances receivable	59,573	43,856
Loss and loss adjustment expense recoverables	11,662	6,721
Deferred acquisition costs, net	17,629	7,302
Unearned premiums ceded	7,367	8,744
Other assets	3,915	965
Total assets	$958,005	$1,094,145
Liabilities and Shareholders’ Equity
Liabilities
Securities sold, not yet purchased, at fair value	$234,301	$332,706
Financial contracts payable, at fair value	17,140	17,746
Loss and loss adjustment expense reserves	81,425	42,377
Unearned premium reserves	88,926	59,298
Reinsurance balances payable	34,963	19,140
Funds withheld	3,581	7,542
Other liabilities	6,229	2,869
Minority interest in joint venture	6,058	—
Performance compensation payable to related party	—	6,885
Total liabilities	472,623	488,563
Shareholders’ equity
Preferred share capital (par value $0.10; authorized, 50,000,000; none issued)	—	—
Ordinary share capital (Class A: par value $0.10; authorized, 100,000,000; issued and outstanding, 29,781,736 (2007: 29,847,787): Class B: par value $0.10; authorized, 25,000,000; issued and outstanding, 6,254,949 (2007: 6,254,949))	3,604	3,610
Additional paid-in capital	477,571	476,861
Retained earnings	4,207	125,111
Total shareholders’ equity	485,382	605,582
Total liabilities and shareholders’ equity	$958,005	$1,094,145

GREENLIGHT CAPITAL RE, LTD.
CONSOLIDATED STATEMENTS OF INCOME

Years ended December 31, 2008, 2007 and 2006
(expressed in thousands of U.S. dollars, except per share and share amounts)

	2008	2007	2006
Revenues
Gross premiums written	$162,395	$127,131	$74,151
Gross premiums ceded	(16,396)	(26,150)	—
Net premiums written	145,999	100,981	74,151
Change in net unearned premium reserves	(31,050)	(2,934)	(47,546)
Net premiums earned	114,949	98,047	26,605
Net investment income (loss)	(126,126)	27,642	58,509
Interest income on related party promissory note receivable	—	—	1,034
Total revenues	(11,177)	125,689	86,148
Expenses
Loss and loss adjustment expenses incurred, net	55,485	39,507	9,671
Acquisition costs, net	41,649	38,939	10,415
General and administrative expenses	13,756	11,918	9,063
Total expenses	110,890	90,364	29,149
Net income (loss) before minority interest	(122,067)	35,325	56,999
Minority interest in loss of joint venture	1,163	—	—
Net income (loss)	$(120,904)	$35,325	$56,999
Earnings (loss) per share
Basic	$(3.36)	$1.17	$2.67
Diluted	(3.36)	1.15	2.66
Weighted average number of ordinary shares used in the determination of
Basic	35,970,479	30,311,639	21,366,140
Diluted	35,970,479	30,813,243	21,457,443

Due to the opportunistic and customized nature of our underwriting operations, we expect to report different loss and expense ratios in both our frequency and severity businesses from period to period. For the years ended December 31, 2008, 2007 and 2006, the following ratios are reported:

	2008			2007			2006
	Frequency	Severity	Total	Frequency	Severity	Total	Frequency	Severity	Total
Loss ratio	44.4%	57.7%	48.3%	47.9%	19.9%	40.3%	55.9%	8.5%	36.4%
Acquisition cost ratio	46.8%	10.8%	36.2%	46.3%	21.8%	39.7%	40.8%	36.8%	39.1%
Composite ratio	91.2%	68.5%	84.5%	94.2%	41.7%	80.0%	96.7%	45.3%	75.5%
Internal expense ratio			12.0%			12.2%			34.1%
Combined ratio			96.5%			92.2%			109.6%